[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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Member of The Security                                 700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                                VARIABLE ANNUITY
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1.   TYPE OF ANNUITY CONTRACT

     [_] Non Qualified          [_] 408A ROTH IRA
     [_] 403(b) TSA
     [_] 408 IRA                CONTRIBUTION YEAR __________

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2.   ANNUITANT

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________                          ___________________________
Date of Birth                                                    SSN

________________________________________________________________________________
Telephone                            E-mail

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3.   OWNER (APPLICANT)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________                          ___________________________
Date of Birth                                                    SSN

________________________________________________________________________________
Telephone                            E-mail

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4.   JOINT OWNER

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________                          ___________________________
Date of Birth                                                    SSN

________________________________________________________________________________
Telephone                            E-mail

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5.   PRIMARY BENEFICIARY(IES)

     Name                      DOB               Relationship to Owner        %

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________

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6.   CONTINGENT BENEFICIARY(IES)

     Name                      DOB               Relationship to Owner        %

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

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7.   ALLOCATION OF PURCHASE PAYMENTS

     AIM Capital Appreciation                         _____%
     Federated High Income Bond II                    _____%
     Federated U.S. Government Securities II          _____%
     Fidelity VIP II Contrafund                       _____%
     Fidelity VIP II Index 500                        _____%
     Fidelity VIP II Investment Grade Bond            _____%
     Fidelity VIP III Growth Opportunities            _____%
     Franklin Small Cap                               _____%
     Neuberger Berman Guardian Trust                  _____%
     Neuberger Berman Partners                        _____%
     Oppenheimer Funds Global                         _____%
     Rydex Money Market                               _____%
     Rydex Arktos                                     _____%
     Rydex Nova                                       _____%
     Rydex OTC                                        _____%
     Rydex Ursa                                       _____%
     Rydex Large Cap Europe                           _____%
     Rydex Large Cap Japan                            _____%
     Rydex Banking                                    _____%
     Rydex Basic Materials                            _____%
     Rydex Biotechnology                              _____%
     Rydex Consumer Products                          _____%
     Rydex Electronics                                _____%
     Rydex Energy                                     _____%
     Rydex Energy Services                            _____%
     Rydex Financial Services                         _____%
     Rydex Health Care                                _____%
     Rydex Internet                                   _____%
     Rydex Leisure                                    _____%
     Rydex Precious Metals                            _____%
     Rydex Retailing                                  _____%
     Rydex Technology                                 _____%
     Rydex Telecommunications                         _____%
     Rydex Transportation                             _____%
     Rydex Utilities                                  _____%
     Strong Opportunity                               _____%
     Templeton Developing Markets                     _____%
     Templeton International                          _____%
                                                       100%
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8.   BILLING INFORMATION

     [_]  Salary Savings:

          Annualized Contribution $_____________________
          Bill Number __________________________________
          Employer Name ________________________________________________________

     [_]  Secur-O-Matic Bank Draft  [_]  Checking  [_]  Savings

          Payment Amount $_____________________  Draft Day _____________________

          Frequency:      Monthly   [_]      Semi-Annual [_]
                          Quarterly [_]      Annual      [_]

     Bank Name__________________________________________________________________

     Bank Address_______________________________________________________________

     Account Number_____________________________________________________________

     Routing Transit Number_____________________________________________________

     I hereby authorize SBL to make  withdrawals  from my account  maintained at the Bank.  I authorize  the Bank to charge my account  for any  withdrawals made by SBL for this  purpose.  This  authority  remains in effect  until I revoke it in writing, and SBL and the Bank receive such notice.

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9.   REPLACEMENT

     Will this  proposed  contract  replace  or change any  existing  annuity or
     insurance  policy?  [_] No [_] Yes   If yes, please list company and policy
     number ____________________________________________________________________

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10.  OPTIONAL RIDERS

     INCOME RIDER

     [_] Guaranteed Minimum Income Benefit*
         [_] 3%  [_] 5%

     COMBINATION RIDER
     [_] Combination Annual Stepped Up and Guaranteed Growth
         at 5% Death Benefit*

     CREDIT ENHANCEMENT RIDER
     [_] 3%  [_] 4%  [_] 5%

     DEATH BENEFIT RIDER
     [_] Annual Stepped Up Death Benefit

     [_] Guaranteed Growth Death Benefit*
         [_] 3%  [_] 5%  [_] 6%  [_] 7%

     SURRENDER CHARGE WAIVERS
     [_] Nursing Home, Terminal Illness, Disability

     ALTERNATE WITHDRAWAL CHARGE RIDER
     [_] 0-year

     *The maximum rate under the riders for  Contract  Value in the Money Market or  Fixed  Account  is 4%.  If you  select a rate of 5%,  6% or 7%,  those
      Accounts will default to a rate of 4%.

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11.  ELECTRONIC TRANSFER PRIVILEGE

     [_] If you do not wish to authorize  Electronic  Transfers,  you must check this box. SBL will make  transfers,  account  changes,  and effect  various other transactions based on instructions received via telephone,  Internet, or other available electronic means.

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12.  STATEMENT OF UNDERSTANDING

     I have been given a current  prospectus  that  describes  the  contract for which I am applying and a current  prospectus  for the funds which underlie each  Subaccount  above.  If my annuity  contract  qualifies  under section
     403(b),  I declare  that I know:  (1) the limits on  redemption  imposed by
     Section  403(b)(11) of the Internal  Revenue Code;  and (2) the  investment choices  available  under my employer's  Section 403(b) plan to which I may elect to transfer my account  balance.  I KNOW THAT  ANNUITY  PAYMENTS  AND
     WITHDRAWAL  VALUES, IF ANY, WHEN BASED ON THE INVESTMENT  EXPERIENCE OF THE
     SUBACCOUNTS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED.  The amount paid and the  application  must be  acceptable  to SBL  under its rules and practices.  If they are, the contract  applied for will be in effect on the
     Contract  Date.  If they are not, SBL will be liable only for the return of the amount paid.

     [_] Check this box to receive a Statement of Additional Information.

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13.  TAX IDENTIFICATION NUMBER CERTIFICATION

     Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer  identification number (or I am waiting for a number to be  issued  to  me);  and (2) I am not  subject  to  backup  withholding because:  (a) I am exempt from backup  withholding,  or (b) I have not been notified by the Internal  Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or
     the  IRS  has   notified  me  that  I  am  no  longer   subject  to  backup
     withholding.**

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION
     OF THIS  DOCUMENT  OTHER THAN THE  CERTIFICATIONS  REQUIRED TO AVOID BACKUP
     WITHHOLDING.

     ___________________________________________________________________________
     SIGNATURE OF OWNER      SIGNED AT (CITY-STATE)      DATE:  MONTH  DAY  YEAR

     ________________________
     SIGNATURE OF JOINT OWNER

     **You must  cross out item (2) above if you have been  notified  by the IRS
       that  you  are  currently  subject  to  backup  withholding   because  of
       underreporting  of  interest  or  dividends  on  your  tax  return.   For
       contributions  to  an  individual   retirement   arrangement  (IRA),  and
       generally  payments  other  than  interest  and  dividends,  you  are not required to sign the certification, but you must provide your correct Tax
       Identification Number.

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14.  REGISTERED REPRESENTATIVE/DEALER INFORMATION

     Representative's  Statement - to the best of my knowledge, this application is not  involved  in the  replacement  of any  life  insurance  or  annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 9 above.  I have complied with the  requirements  for disclosure and/or replacement.

     ___________________________________________________________________________
     SIGNATURE OF REPRESENTATIVE          PRINT NAME OF REP           REP NUMBER

     ___________________________________________________________________________
     PRINT NAME OF BROKER/DEALER       TELEPHONE       BROKERAGE       BROKERAGE
                                        NUMBER         ACCOUNT #        GROUP #
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For Company Representative's Use Only:  Option:  [_] A  [_] B  [_] C  [_] D

[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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VARIABLE ANNUITY APPLICATION

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                                STATE DISCLOSURES
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ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK,
PA, TX, VA AND WA.

Any person who,  with intent to defraud or knowing  that he/she is  facilitating fraud against an insurer,  submits an application or files a claim  containing a false or deceptive statement is guilty of insurance fraud.

NEW JERSEY ONLY

Any person who includes any false or misleading  information  on an  application for an insurance policy is subject to criminal and civil penalties.

OKLAHOMA ONLY

WARNING: Any person who knowingly and with intent to injure,  defraud or deceive any insurer,  makes a claim for the proceeds of an insurance  policy  containing any false, incomplete or misleading information is guilty of insurance fraud.

WASHINGTON ONLY

Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly  makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

AR, DC, KY, ME, NM, OH AND PA ONLY

Any person who,  knowingly and with intent to defraud any  Insurance  company or other  person,  files  an  application  for  insurance  or  statement  of  claim
containing   materially  false  information  or  conceals  for  the  purpose  of
misleading,   information   concerning  any  fact  material  thereto  commits  a
fraudulent  insurance act, which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY

Any person who, with intent to defraud or knowing that he/she is  facilitating a fraud against an insurer,  submits an application or files a claim  containing a false or deceptive  statement is guilty of insurance  fraud,  as determined by a court of competent jurisdiction.

LOUISIANA ONLY

Any person who knowingly  presents a false or fraudulent  claim for payment of a loss or benefit or knowingly  presents false  information in an application  for insurance is guilty of a crime and may be subject to fines and  confinements  in prison.

ARIZONA, FLORIDA AND MINNESOTA ONLY

Do Not Use this form. Use state specific form.
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V9493 (11-00)U                                                   15-94930-51 RIA